Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE
I, Albert J. Miralles, the chief financial officer of CDW Corporation ("CDW"), certify that (i) the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 (the "10-Q") of CDW fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of CDW.

/s/ Albert J. Miralles
Albert J. Miralles
Chief Financial Officer and Executive Vice President, Enterprise Business Operations
CDW Corporation
November 4, 2026